                                                                   EXHIBIT 10.26

                         INDIVIDUAL EMPLOYMENT AGREEMENT

                  Made and Executed on the 20th of August, 1995

Between:     Moked Ituran Partnership (1995)

             3 Hashikma Street

             Azor

             (hereinafter: "the Partnership")

and          Mr. Harel Broida, ID Number 024287195

             24 Szold Street

             Ra'anana

             (hereinafter: "the Employee")

Whereas       The Employee began to work for the partnership on August 20, 1995;

And whereas   The parties have come to an agreement regarding the
              Employee's terms of employment as an employee of the Partnership.

          THE PARTIES HAVE THEREFORE STIPULATED AND AGREED AS FOLLOWS:

Beginning on August 20, 1995, the Employee will be employed pursuant to the terms set out in this Agreement.

1.     Salary

       A.     The Employee's salary, for a full time position of 9.0 hours gross total per day, plus a 30 minute lunch break at the Employee's expense, five days a week, for a total of 187 hours net per month, will be NIS 8,000 gross salary per month, as of the salary for the month of August, which is to be paid on September 1, 1995
              (hereinafter: "the Salary").

       B.     The said Salary will be updated on the date of the payment with a
              Cost of Living supplement at a rate of 80% of the increase in the
              Consumer Price Index. The

              base index will the index for the month of July, as published on
              August 15, 1995.

              The new index shall be the CPI as it is known at the time that the salary is updated.

              The above-mentioned update includes the entire COL supplement as may be paid from time to time to all salaried workers in the economy, as well as all of the national and/or company-based salary supplements, and the Employee hereby waives any such supplement.

2.     In addition to the said Salary, the Employee will be entitled to the following terms:

       A.     Payment for overtime hours, if the Employee works such hours beyond the regular work day (of 9 hours total - on a monthly basis), will be at rates fixed by the Hours of Work and Rest Law.
              The calculation will be based on the Salary as described in section 1(A) above.

       B.     An annual vacation of 22 workdays per year, with this right being cumulative up to a maximum of 3 years' accumulation.

       C.     Paid sick leave of 22 days per year, upon presentation of
              documentation of illness, with this right being cumulative over the Employee's entire period of the employment with the company.
              This right may not be redeemed and is intended to be used in actuality only in the event of illness.

       D.     Thirteen days of paid recuperation leave per year, to be paid once a year, without any right to accumulation, at the rates
              established by the company's management from time to time.

       E.     Paid leave for Jewish holidays and Israel Independence Day when these do not fall on the Sabbath (up to a total of 9 days per year).

       F.     Managers' insurance, based on his Salary, as described in section
              1(A) above, at the rate of:

              -      8-1/3%, pursuant to the Partnership's standard managers'
                     insurance terms. The provision will be at the expense of
                     the Partnership's obligation to pay severance pay pursuant to Section 14 of the Severance Pay Law, on demand.

              -      5% of the Salary will be transferred for benefits. An
                     additional 5% of the Employee's said Salary will, at the
                     same time, be deducted for benefits.

              -      2.5% disability insurance as part of the managers'
                     insurance policy.

       G.     The Partnership's contribution into the Kinneret Continuing
              Education Fund, where the employer's provision will be 7.5% of the
              Salary, and the Employee's provision will be 2.5% of the Salary.

       H.     Salary supplement benefits during active reserve duty.

       I.     Reimbursement of the gross sums paid for monthly car insurance premiums, at the Partnership's standard rates as they may be from time to time.

3.

       A.     The Employee hereby undertakes to be loyal to the Partnership; to comply with the Partnership's procedures and the instructions given by his superiors; to keep confidential any professional, commercial or business information he has received regarding the
              Partnership's affairs; and not to exploit or use any such
              information or transfer it to any person.

       B.     The Employee undertakes not to work for any competing entity or association, for a period of 18 months following the termination of the employment relationship between himself and the
              Partnership, and to continue to safeguard the confidentiality any professional, commercial or business information regarding the
              Partnership's affairs that he has received.

       C.     The Employee agrees that any invention and/or patent that he invents during the course of and/or as a result of his employment will be considered to be a service invention owned by the
              employer, for which the Employee is entitled to compensation as the Partnership may determine from time to time.

4.     The Employee hereby agrees that during the time of his employment with the Partnership, he will not be permitted to engage in any other work.

5.     The Employee hereby agrees that the Partnership will be entitled to deduct from his Salary any tax and/or payment that is imposed on employees pursuant to any law, and that the Employer Matching Tax and
       Health Tax paid to the National Insurance Institute will also be deducted, even if it is paid to a different entity.

6.

       A.     The Employee hereby affirms that the terms of his employment pursuant to this Agreement are personal and confidential, and he undertakes to maintain their confidentiality.

       B.     The Employee hereby declares that he is free to enter into this
              Agreement and that he has no obligations to any person or entity whatsoever that may negatively effect his undertakings pursuant to this Agreement, whether as an employee or as an independent contractor. The parties hereby agree that the Employee's
              undertakings pursuant to this Agreement will apply so long as the
              Employee is employed by the Partnership pursuant to this
              Agreement.

       C.     The Employee will have a trial period of two months from the beginning of the employment period. The provisions of Section 7 below shall apply only upon the conclusion of the two-month trial period.

              However, if during such period, the Partnership shall cease its operations for any reason whatsoever, the Employee will be entitled to three months prior notice.

7.

       A.     The Partnership may, at any time, bring this Agreement to a conclusion, and to discontinue the employer-employee relationship with the Employee, provided the Partnership gives the Employee written notice three months in advance. If notice is given to the
              Employee before nine months have elapsed from the signing of the
              Agreement, the notification period shall be supplemented such that the cumulative period of employment will be 12 months from the date of the Agreement.

              If the Employee commits a fundamental breach of this Agreement, the Partnership may terminate this Agreement and terminate the employee-employer relationship, upon giving written notice thirty days in advance.

       B.     The Employee may terminate this Agreement and discontinue the employee-employer relationship with the Partnership, provided he has given the company written notice of such six months in advance during the first year of activity and three months in advance from the second year and onwards.

       C.     Once the employment relationship as described in Section 7(A)
              above has been terminated, the company shall pay the Employee severance pay pursuant to his

              dismissal, in accordance with any relevant law and according to the Salary described in Section 1(A), less the redemption values of the managers' insurance policies that have accrued in the
              Employee's name, which will be released to the Employee by the company upon the termination of the employee-employer
              relationship, subject to the provisions of Section 8 below. The
              Partnership will also release the funds that have accrued in the
              Continuing Education Fund and will conduct a final accounting for the Employee.

       D.     Once the employee-employer relationship has been terminated as described in Section 7(B) above, then, if the conditions set forth in the section below have been met, the Partnership shall act in accordance with the provisions of Section 7(C) above.

8.     The parties agree that the Employee will not be entitled to severance pay or to the release of the employer's share of the managers' insurance policies in cases in which the dismissal was caused by a fundamental breach of this Agreement, including a breach of trust and/or disclosure of professional and/or business secrets and/or the commission of other serious disciplinary offenses.

9.     In the event the Agreement is terminated and the employee-employer relationship is discontinued for any reason whatsoever, the Employee must transfer his position to his replacement or to his supervisor in an appropriate manner and return to the company, upon the termination of his employment, any material, equipment, tools or documents given to him or which he has received in connection with his work.

10.    In addition to the above provisions, the Employee will be entitled to reimbursement of tuition for a course given by IBM for professional retraining for academics in software engineering, in the amount of NIS
       7,600. The Employee will return the above-mentioned reimbursement if he does not actually work at for the company for at least 12 months.

        AND IN WITNESS THEREOF THE PARTIES HAVE AFFIXED THEIR SIGNATURES

(Stamp and signature:)

Moked Ituran Partnership (1995)

3 Hashikma Azor)                                               (Signature)
----------------                                               -----------

THE PARTNERSHIP                                               THE EMPLOYEE

                 APPENDIX TO THE INDIVIDUAL EMPLOYMENT CONTRACT

Moked Ituran Partnership (1995) and

Harel Broida, ID Number 024287195

Hereby stipulate and agree that:

     1)   As a result of the Employee's employment in a position that requires a special degree of personal trust, the Employee's salary shall be, as of February 26, 1996, 10,700 gross, on a global basis. (This amount includes a supplement for overtime hours that the Employee may work, and the Employee will not be paid additional payment for hours he may work beyond 9 hours per day), as of the salary for March 1996, which is paid on April 1, 1996.

     2)   Section 2(A) of the Individual Employment Contract, made and executed on the August 20, 1995, is hereby nullified.

     3)   The other provisions of the Individual Employment Contract, made and executed on the August 20, 1995, will continue to apply without change.

        AND IN WITNESS THEREOF THE PARTIES HAVE AFFIXED THEIR SIGNATURES

(Stamp and signature:)

Moked Ituran Partnership (1995)

3 Hashikma Azor)                                               (Signature)
----------------                                               -----------

THE PARTNERSHIP                                               THE EMPLOYEE

Date of signature:
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